(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT VOYA SEPARATE PORTFOLIOS TRUST OPERATING EXPENSE LIMITS

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

Voya VACS Series EMCD Fund			0.15%
(formerly, Voya Emerging Markets
Corporate Debt Fund)
Term Expires August 1, 2024
Voya VACS Series EMHCD Fund			0.15%
Initial Term Expires August 1, 2024
Voya VACS Series SC Fund			0.05%
Initial Term Expires August 1, 2024

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

			Share Classes
	A	I	P	R6	SMA	W
Voya Emerging Markets Hard Currency	1.15%	0.90%	0.15%	N/A	N/A	0.90%
Debt Fund
Initial Term Expires August 1, 2014
Initial Term for Class A and Class W
Expires August 1, 2018
Voya Investment Grade Credit Fund	0.90%	0.65%	0.15%	0.63%	0.00%	0.65%
Initial Term Expires August 1, 2008
Initial Term for Class P Expires
August 1, 2014
Initial Term for Class A, Class I and
Class R6 Expires August 1, 2017
Initial Term for Class W Expires
August 1, 2018

Name of Fund*		Maximum Operating Expense Limit
		(as a percentage of average net assets)

			Share Classes
	A	I	P	R6	SMA	W
Voya Securitized Credit Fund	1.00%	0.68%	0.05%	0.68%	N/A	0.75%
Initial Term for Class P Expires
August 1, 2016
Initial Term for Class A Expires
August 1, 2016
Term for Class I Expires August 1, 2018
Initial Term for Class W Expires
August 1, 2018
Initial Term for Class R6 Expires
August 1, 2021

Effective Date: January 12, 2023, to reflect the removal of Class T shares.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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